EXHIBIT 16.1






August 2, 2005



Securities and Exchange Commission
Washington, D.C. 20549


Re:     Sentry Technology Corporation
        File No. 001-12727


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Sentry Technology Corporation dated August 1, 2005, and agree with the statements concerning our Firm contained therein.

Very  truly  yours,


/s/  Holtz  Rubenstein  Reminick  LLP
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Holtz  Rubenstein  Reminick  LLP